Exhibit 10.1


         THIS AGREEMENT, made this 29 day of November, 1988, by and between Peninsula Trust Bank, party of the first part, herein referred to as "Bank", and
W. J. Farinholt, party of the second part, herein referred to as "Bank Officer".

                                 R E C I T A L S

         (a) Bank Officer is employed as President and C.E.O. of Peninsula Trust Bank and has been instrumental in the planning and organization of said Bank.

                                C O V E N A N T S

         In consideration of the mutual covenants and undertakings herein set forth, the parties hereto do agree as follows:

         1. Bank Officer shall be entitled to receive from Peninsula Trust Bank the sum of One Hundred and Fifty Thousand Dollars ($150,000) in the event the Bank, acting either through its shareholders or its Board of Directors, sells or disposes of the controlling interest in the corporation to a conglomerate or bank holding company (as said term is defined in Article I of Title 6.1 of the Code of Virginia, as amended) with the result that the Bank is either 50% or more owned or controlled by such entity, provided that the Bank Officer is at the time of said transaction then employed as the President and C.E.O. (or equal or higher ranking position) of the Bank and elects to thereupon terminate his employment and not become re-employed with any such surviving entity or subsidiary thereof or any affiliate or related company thereof for a period

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of at least one year after  disbursement of such amount above. Such sum of money shall be in addition to any and all other forms and amounts of compensation to which the Bank Officer is at that time entitled and paid.

         2. Bank Officer shall be entitled to the payment of said additional compensation, described in Covenant #1 above, either upon demand / lump sum, or in such increments or installments as he shall request in writing, periodically over a period not to exceed three (3) years. Such payment shall be considered a contract right and a part of the Bank Officer's estate in the event of his death between the time the benefit is earned, accrued, or conferred and the time the total amount ($150,000) has been paid in full.

         3. This agreement does not give Bank Officer any vested right in any benefit payable by Bank or to continued employment with Bank, except as may be negotiated by Bank Officer individually with the surviving entity. Bank Officer shall remain in the employ of the Bank at the discretion of the Board of Directors of Bank and this agreement shall in no way restrict, limit or impair the right or privilege of Bank, through its Board of Directors to contract with Bank Officer concerning employment and to change and modify such terms of employment or to terminate employment of Bank Officer.

         4. Payment of the $150,000 additional compensation stated above shall be dependent upon the sale price of the Bank being at least equal to one hundred and seventy-five percent (175%) of or 1-3/4 times the then current "book value" of the Bank's common stock as

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determined by the independent  accounting firm being utilized by the Bank at the time of such sale of the Bank.

         5. As incentive for the Bank Officer to remain in the employ of the Bank and as protection for the Bank from the Bank Officer leaving the Bank's employ absent a sale of the Bank as defined above, the Bank Officer covenants with the Bank that, should he voluntarily leave the employ of the Bank without there being any such sale of the Bank heretofore described, he will not become employed with and work in any office of any financial institution (bank, savings bank, savings and loan association, or credit union) which is located in Gloucester, Mathews, or Middlesex Counties. This covenant shall become null and void in the event the Bank is sold as described above.

         WITNESS the following signatures and seals as of the day and year first above written (November Twenty-ninth, Nineteen hundred & Eighty eight).


ATTEST:                                      Peninsula Trust Bank (Bank)



/s/ Kenneth E. Smith                         By /s/ Joseph A. Lombard, Jr.
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                                             /s/ W. J. Farinholt
                                             ----------------------------------
                                             W. J. Farinholt (Bank Officer)